CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated October 11, 2000, which is incorporated by reference in this Registration Statement (Form N-1A 33-50350) of Dreyfus Balanced Fund, Inc.





                           ERNST & YOUNG LLP


New York, New York
March 26, 2001
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